RIDE THE LIGHT
      QWEST
 [GRAPHIC OMITTED]

     QWEST COMMUNICATIONS REPORTS STRONG SECOND QUARTER 2001 RESULTS DRIVEN
              BY GROWTH IN COMMERCIAL, INTERNET AND DATA REVENUES

          Quarterly Revenue Grew Over 12 Percent Versus Pro Forma 2000

Second quarter results compared with pro forma second quarter 2000:

     o    Total revenue grew 12.2 percent to $5.22 billion
     o Pro forma normalized net income was $128 million, or $0.08 per diluted share
     o Internet and data services revenue grew about 41 percent and represents more than 27 percent of total revenue
     o Commercial revenue increased 26.7 percent with market share gains in global business services and wholesale markets
     o Total EBITDA grew 13.1 percent to $2.03 billion compared with pro forma normalized EBITDA in second quarter 2000

Reported second quarter results compared with second quarter 2000:

     o Total revenue of $5.22 billion grew 51.4 percent, while EBITDA of $2.03 billion increased 30.1 percent
     o One-time and merger-related charges of $3.72 billion, pre-tax, primarily comprised of non-cash, non-operating write-downs in equity holdings of other companies
     o Net loss of ($3.31) billion or ($1.99) per share compared to a net loss of ($121) million or ($0.14) per share in the second quarter of 2000

Operational results:

     o DSL customers grew 105 percent to 360,000 customers over second quarter 2000
     o Leadership changes in consumer, small business and wireless units drove record sales for those units in June
     o Strong quarter for wholesale services led by Internet services and optical network services

Note to investors: Pro forma normalized information regarding Qwest's results from operations is provided as a complement to reported results provided in accordance with accounting principles generally accepted in the United States
(GAAP). The condensed consolidated pro forma normalized statements give retroactive effect as though the merger of Qwest and U S WEST, Inc. had occurred as of the beginning of the periods presented. Shares outstanding and earnings per share have been restated to give retroactive effect to the exchange ratio resulting from the Merger. In addition, results have been adjusted to eliminate the impact of non-recurring items, such as merger costs, a depreciation adjustment on access lines returned to service, gains/losses on the sale of investments, change in the market value of investments, the write-down of investments, elimination of in-region long-distance activity, and a tax true-up on merger-related expenses. Certain re-classifications have been made to prior periods to conform to the current presentation.

DENVER, July 24, 2001 -- Qwest Communications International Inc. (NYSE: Q), the broadband communications company, today announced strong revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2001. Total second quarter revenue increased to $5.22 billion, a 12.2 percent increase versus pro forma second quarter 2000 revenue. Second quarter EBITDA grew 13.1 percent on a pro forma normalized basis to $2.03 billion. In addition, Qwest recorded pro forma normalized net income of $128 million, or $0.08 per diluted share. Qwest has met or exceeded the consensus of analysts' estimates for the 17th consecutive quarter.

"We are pleased with our overall results achieved during the quarter. The Qwest team demonstrated its ability to continue strong revenue and EBITDA growth by leveraging our unique and diverse market position in challenging economic conditions," said Joseph P. Nacchio, Qwest chairman and CEO. "We are encouraged by strong growth in our commercial unit and by recent operational improvements, driven by new business leadership. These factors are key to our growth through the remainder of the year."

Reported in accordance with generally accepted accounting principles (GAAP), Qwest's revenue increased 51.4 percent; EBITDA grew 30.1 percent over reported second quarter 2000 results; and Qwest recorded a net loss of ($3.31) billion or ($1.99) per share for the second quarter 2001. The GAAP-based results include $3.72 billion in pre-tax one-time charges. The one-time items include $3.11 billion in non-cash investment write-downs principally comprised of the company's holdings in KPNQwest; $415 million in merger-related charges; a non-cash charge of $222 million for additional depreciation on access lines previously held for sale; and $27 million in other one-time gains (net). These one-time items are excluded from the pro forma normalized results presented in Attachment A to this news release.

On July 20, 2001, Qwest terminated its agreement with Citizens Communications Company to sell access lines and related properties and ceased actively marketing all access lines held for sale. As a result, a cumulative depreciation catch-up of $222 million was recorded in the second quarter.

Commercial services revenues increased 26.7 percent to $2.90 billion, driven by a robust demand for Qwest's broadband Internet, data and Internet Protocol (IP) services. Internet, data and IP services grew about 41 percent in the quarter as compared with the second quarter of the previous year. Strong demand for Qwest's domestic and international wholesale and global business services led to continued market share gain, which offset the impact of the slowing economy on local service revenues.

The company's small business and consumer units reported services revenue growth of 4.4 percent, or two percent including out-of-region long-distance service results.

Second quarter EBITDA, on a pro forma normalized basis grew 13.1 percent to $2.03 billion as EBITDA margins expanded 40 basis points from 38.5 percent in second quarter 2000 to 38.9 percent in second quarter 2001. This increase in EBITDA margin resulted from tight cost controls and productivity improvements.

"We are pleased with the continued execution of our financial and operational plans. Qwest's ability to adjust to market conditions and deliver revenue growth demonstrates the value of our brand and our diverse asset portfolio," said Robin
R. Szeliga, Qwest executive vice president of finance and CFO. "We achieved strong revenue and EBITDA growth for the quarter as we continued our focused execution of the company's growth strategies. Additionally, we will continue to streamline the company's cost structure and achieve operational efficiencies."

On a pro forma normalized basis, the company recorded second quarter net earnings of $128 million, or $0.08 per diluted share, compared to net earnings of $255 million, or $0.15 per diluted share, a year ago. The decrease reflects increases in both interest expense and depreciation driven by Qwest's growth-stimulated capital program and the amortization impact from merger-related purchase accounting. Pro forma normalized cash earnings per diluted share, which excludes amortization, were $0.29 for the second quarter of 2001 versus $0.32 in the second quarter of 2000.

For the full year 2001, Qwest expects to achieve total revenues of $21.3 billion to $21.5 billion and EBITDA of $8.5 billion to $8.6 billion. Qwest also expects to spend between $8.8 billion and $9.0 billion of capital in 2001.

Yesterday, Qwest proposed commencing a private placement of approximately $3.0 billion in notes to refinance commercial paper and other debt.

COMMERCIAL, SMALL BUSINESS AND CONSUMER MARKETS
Commercial revenues grew 26.7 percent compared to the second quarter 2000. Global business markets sales were strong, led by demand for IP-access services, including dedicated Internet access (DIA), virtual private network (VPN) services, and Internet dial ports. Data and IP sales comprised 70 percent of the total global business markets contracted sales in the second quarter 2001, compared with more than 60 percent in the first quarter.

In the second quarter, Qwest continued to grow its share in large, national market accounts with new contracts from such companies as Microsoft's MSN, Kaiser Permanente and Fifth Third Bank. Qwest also won new business in the government and education sectors during the quarter, including the U. S. Mint, State of Maryland, State of Louisiana, the University of Missouri System and California State University.

Commercial wholesale revenues were sparked by strong demand for Internet and optical network capacity worldwide. Contributing to this demand was a "flight to safety" spurred by reported and perceived difficulties of many new carriers. Wholesale revenue from Qwest's 14-state local service territory benefited from strong demand for private line and access services stimulated in part by local competition.

Small business sales generated a 5.3 percent sequential growth and hit an all-time monthly high in June, reflecting the initial success of a newly formed business unit focused on the small business market.

More than 30 percent of Qwest consumer customers subscribe to bundled services including Internet access, voice messaging, caller identification, voice messaging and additional lines -- a 12 percent increase over the second quarter of 2000. There is significant opportunity for further bundling of DSL and wireless services as only two percent of customers have bought fully integrated communications services bundles. The addition of long-distance service to the bundle, following Federal Communications Commission's approval for Qwest to re-enter the long-distance business in the 14-state local service area, represents an additional, significant revenue growth opportunity.

Wireless services revenues grew 20 percent sequentially or 51 percent year-over-year to more than $181 million in the second quarter of 2001. Qwest wireless customers totaled over one million at the end of the quarter. Average revenue per user increased to $52 from $50 in the first quarter of 2001 as Qwest focused on high-value customers and exited the low-usage, pre-paid business. In June, the wireless business unit, under new leadership, benefited from promotional and marketing activities by winning nearly 95,000 new (gross) customers--a record monthly number. This puts Qwest Wireless on track to achieve between 70 percent to 80 percent annual revenue growth.

INTERNET, DATA and IP SERVICES
Second quarter Internet, data and IP services revenues grew about 41 percent over the second quarter 2000. Internet and data revenues represent more than 27 percent of total revenue. Strong growth was realized in the following areas: Web hosting and related services, dedicated Internet access (DIA), DSL, virtual private network (VPN), and Internet professional services.

Digital Subscriber Line (DSL) growth remained strong with an increase of more than 105 percent annually to approximately 360,000 customers. The number of DSL customers is expected to hit 500,000 by the end of 2001.

Qwest and Microsoft during the quarter formed a five-year strategic alliance to combine premium MSN Internet Access, content and services with Qwest's broadband Internet network and telecommunications services for 10 million consumer homes in Qwest's local service area. Qwest will exclusively market MSN Internet Access and services alone or in bundles of services to new and existing customers starting later this summer. In addition, MSN will purchase from Qwest; broadband capacity, digital subscriber lines (DSL), dial ports, and billing and collections services to support the delivery of its content solutions and services to consumers.

NETWORK EXPANSION
The company extended its global network to more than 113,000 route miles (4.5 million fiber miles) through 7,000-miles of fiber-optic routes in Asia and the Middle East that provide customers with seamless global connectivity on Qwest facilities. Qwest acquired these new routes through transactions with other carriers, taking advantage of favorable pricing for existing assets. In addition, Qwest beat its goal of operating local broadband networks in 25 major markets outside its 14-state local service territory seven months ahead of schedule.

SERVICE IMPROVEMENT
J.D. Power and Associates has named Qwest number one in customer satisfaction among residential long-distance customers nationwide who spend more than $50 monthly. The survey measured customer satisfaction across a number of key attributes including service, product quality and value. The study also cited Qwest for significant improvement in the past year in resolving customer questions with one call.

During the quarter, Qwest continued to see the best customer service results in seven years in key areas for residential and small business customers, including installations, repairs and out-of-service response intervals. Total customer complaints in the second quarter were down 18 percent as compared with the same period a year ago. This is the fourth consecutive quarter of service improvements.

Conference Call Today
As previously announced, Qwest will host a conference call for investors and the media today at 9 a.m. (EDT), featuring Joseph P. Nacchio, Qwest chairman and CEO, and Robin R. Szeliga, Qwest executive vice president of finance and CFO. The call may be heard on the Web at www.qwest/com/about/investor/meetings.

About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 113,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.

                                      # # #

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of Qwest and U S WEST. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


         Contacts:     Media Contact:               Investor Contact:
                       --------------               -----------------
                       Tyler Gronbach               Lee Wolfe
                       303-992-2155                 800-567-7296
                       tyler.gronbach@qwest.com     IR@qwest.com


                                               ATTACHMENT A

                                 QWEST COMMUNICATIONS INTERNATIONAL INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2) - PRO FORMA NORMALIZED
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                               (UNAUDITED)


                                             Three Months Ended              Six Months Ended
                                                  June 30,                       June 30,
                                             -----------------     %        ------------------      %
                                               2001      2000    Change       2001       2000     Change
------------------------------------------   -------   -------   -------    -------    -------    -------
OPERATING REVENUES
Commercial services                          $ 2,898   $ 2,287      26.7    $ 5,647    $ 4,460       26.6
Consumer and small business services           1,708     1,675       2.0      3,392      3,315        2.3
Directory services                               348       331       5.1        690        678        1.8
Switched access services                         268       361     (25.8)       544        718      (24.2)
                                             -------   -------              -------    -------
Total operating revenues                       5,222     4,654      12.2     10,273      9,171       12.0

OPERATING EXPENSES
Cost of services                               1,850     1,516      22.0      3,646      3,019       20.8
Selling, general and administrative            1,343     1,344      (0.1)     2,601      2,634       (1.3)
                                             -------   -------              -------    -------
EBITDA                                         2,029     1,794      13.1      4,026      3,518       14.4

Depreciation                                     865       650      33.1      1,697      1,275       33.1
Goodwill and other intangible amortization       392       317      23.7        711        634       12.1
                                             -------   -------              -------    -------
Operating income                                 772       827      (6.7)     1,618      1,609        0.6

OTHER EXPENSE
Interest expense                                 343       244      40.6        681        493       38.1
Other expense  - net                              14        15      (6.7)        34         19       78.9
                                             -------   -------              -------    -------
Total other expense - net                        357       259      37.8        715        512       39.6
                                             -------   -------              -------    -------
Income before income taxes                       415       568     (26.9)       903      1,097      (17.7)

Income tax provision                             287       313      (8.3)       557        603       (7.6)
                                             -------   -------              -------    -------
NET INCOME                                   $   128   $   255     (49.8)   $   346    $   494      (30.0)
                                             =======   =======              =======    =======


Basic earnings per share                     $  0.08   $  0.16     (50.0)   $  0.21    $  0.30      (30.0)
                                             =======   =======              =======    =======

Basic average shares outstanding               1,661     1,641       1.2      1,659      1,635        1.5
                                             =======   =======              =======    =======

Diluted earnings per share                   $  0.08   $  0.15     (46.7)   $  0.21    $  0.29      (27.6)
                                             =======   =======              =======    =======

Diluted average shares outstanding             1,674     1,684      (0.6)     1,674      1,681       (0.4)
                                             =======   =======              =======    =======

Diluted cash earnings per share              $  0.29   $  0.32      (9.4)   $  0.59    $  0.63       (6.3)
                                             =======   =======              =======    =======

(1) The consolidated pro forma normalized statements give retroactive effect as though the merger of Qwest and U S WEST had occurred as of the beginning of the periods presented. Shares outstanding and earnings per share have been restated to give retroactive effect to the exchange ratio resulting from the Merger. In addition, results have been adjusted to eliminate the impacts of non-recurring items, such as merger costs, a depreciation adjustment for access lines returned to service, gains/losses on the sale of investments, change in the market value of financial instruments, the write-down of investments, elimination of in-region long-distance activity, and a tax true-up on Merger- related expenses. The Merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to current presentation.

(2) Diluted cash earnings per share represent diluted earnings per share adjusted to add back the after-tax amortization of goodwill and other intangible assets resulting from the Merger.

                                                     ATTACHMENT B

                                       QWEST COMMUNICATIONS INTERNATIONAL INC.
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2)
                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                     (UNAUDITED)

                                                   Three Months Ended                 Six Months Ended
                                                        June 30,                           June 30,
                                                  --------------------        %      --------------------        %
                                                    2001        2000       Change      2001        2000       Change
------------------------------------------------  --------    --------    --------   --------    --------    --------
OPERATING REVENUES
Commercial services                               $  2,898    $  1,252       131.5   $  5,647    $  2,459       129.6
Consumer and small business services                 1,708       1,506        13.4      3,392       2,972        14.1
Directory services                                     348         331         5.1        690         678         1.8
Switched access services                               268         361       (25.8)       544         718       (24.2)
                                                  --------    --------               --------    --------
Total operating revenues                             5,222       3,450        51.4     10,273       6,827        50.5

OPERATING EXPENSES
Cost of services                                     1,850         830       122.9      3,646       1,695       115.1
Selling, general and administrative                  1,343       1,061        26.6      2,601       2,066        25.9
                                                  --------    --------               --------    --------
EBITDA                                               2,029       1,559        30.1      4,026       3,066        31.3

Depreciation                                           865         600        44.2      1,697       1,186        43.1
Depreciation adjustment for access lines
returned to service                                    222          --          --        222          --          --
Goodwill and other intangible amortization             392          --          --        711          --          --
Merger-related and other one-time charges              415         291        42.6        624         306       103.9
                                                  --------    --------               --------    --------
Operating income                                       135         668       (79.8)       772       1,574       (51.0)

OTHER EXPENSE/(INCOME)
Interest expense                                       343         207        65.7        681         418        62.9
Change in market value of financial instruments         23         639       (96.4)        --         768      (100.0)
Gain on sales of rural exchanges                       (50)         --          --        (50)         --          --
Gain on sales of investments                            --          --          --         --         (79)     (100.0)
Investment write-downs                               3,108          --          --      3,247          --          --
Other expense - net                                     14          15        (6.7)        34          14       142.9
                                                  --------    --------               --------    --------
Total other expense - net                            3,438         861       299.3      3,912       1,121       249.0
                                                  --------    --------               --------    --------
(Loss) income before income taxes and
extraordinary item                                  (3,303)       (193)    1,611.4     (3,140)        453      (793.2)
Income tax provision (benefit)                           3         (72)     (104.2)       147         170       (13.5)
                                                  --------    --------               --------    --------
Net (loss) income before extraordinary
item                                              $ (3,306)   $   (121)    2,632.2   $ (3,287)   $    283    (1,261.5)
                                                  --------    --------               --------    --------
Extraordinary item - early retirement of
debt, net of tax                                        --          --          --        (65)         --          --

                                                  --------    --------               --------    --------
NET (LOSS) INCOME                                 $ (3,306)   $   (121)    2,632.2   $ (3,352)   $    283    (1,284.5)
                                                  ========    ========               ========    ========

Basic (loss) earnings per share                   $  (1.99)   $  (0.14)    1,321.4   $  (2.02)   $   0.32      (731.3)
                                                  ========    ========               ========    ========

Basic average shares outstanding                     1,661         887        87.3      1,659         882        88.1
                                                  ========    ========               ========    ========

Diluted (loss) earnings per share                 $  (1.99)   $  (0.14)    1,321.4   $  (2.02)   $   0.32      (731.3)
                                                  ========    ========               ========    ========

Diluted average shares outstanding                   1,661         887        87.3      1,659         895        85.4
                                                  ========    ========               ========    ========

Dividends per share                               $   0.05    $     --          --   $   0.05    $   0.31       (83.9)
                                                  ========    ========               ========    ========

(1) The condensed consolidated statements of operations reflect the results of operations for the merged Qwest entity for the three and six months ended June 30, 2001. For the three and six months ended June 30, 2000, the amounts reflect the results of operations for U S WEST, Inc. only (the accounting acquirer in the Merger).

(2)  Earnings(loss) per share gives effect to the 1.72932 exchange ratio.


                                                      ATTACHMENT C

                                        QWEST COMMUNICATIONS INTERNATIONAL INC.
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2) - PRO FORMA NORMALIZED
                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                      (UNAUDITED)


                                                    Three Months Ended                     Three Months Ended
                                                       June 30, 2001                          June 30, 2000
                                            ------------------------------------   ------------------------------------
                                               As        Pro Forma    Pro Forma       As        Pro Forma    Pro Forma
                                             Reported    Normalized   Normalized    Reported    Normalized   Normalized
                                             Results     Adjustments   Results      Results     Adjustments   Results
------------------------------------------  ----------   ----------   ----------   ----------   ----------   ----------
OPERATING REVENUES
Commercial services                         $    2,898   $       --   $    2,898   $    1,252   $    1,035   $    2,287
Consumer and small business services             1,708           --        1,708        1,506          169        1,675
Directory services                                 348           --          348          331           --          331
Switched access services                           268           --          268          361           --          361
                                            ----------   ----------   ----------   ----------   ----------   ----------
Total operating revenues                         5,222           --        5,222        3,450        1,204        4,654

OPERATING EXPENSES
Cost of services                                 1,850           --        1,850          830          686        1,516
Selling, general and administrative              1,343           --        1,343        1,061          283        1,344
                                            ----------   ----------   ----------   ----------   ----------   ----------
EBITDA                                           2,029           --        2,029        1,559          235        1,794

Depreciation                                       865           --          865          600           50          650
Depreciation adjustment for access
lines returned to service                          222         (222)          --           --           --           --
Goodwill and other intangible
amortization                                       392           --          392           --          317          317
Merger-related and other one-time charges          415         (415)          --          291         (291)          --
                                            ----------   ----------   ----------   ----------   ----------   ----------
Operating income                                   135          637          772          668          159          827

OTHER EXPENSE/(INCOME)
Interest expense                                   343           --          343          207           37          244
Change in market value of financial
instruments                                         23          (23)          --          639         (639)          --
Gain on sales of rural exchanges                   (50)          50           --           --           --           --
Investment write-downs                           3,108       (3,108)          --           --           --           --
Other expense - net                                 14           --           14           15           --           15
                                            ----------   ----------   ----------   ----------   ----------   ----------
Total other expense - net                        3,438       (3,081)         357          861         (602)         259

                                            ----------   ----------   ----------   ----------   ----------   ----------
(Loss) income before income taxes               (3,303)       3,718          415         (193)         761          568

Income tax provision (benefit)                       3          284          287          (72)         385          313
                                            ----------   ----------   ----------   ----------   ----------   ----------
NET (LOSS) INCOME                           $   (3,306)  $    3,434   $      128   $     (121)  $      376   $      255
                                            ==========   ==========   ==========   ==========   ==========   ==========

Basic (loss) earnings per share             $    (1.99)               $     0.08   $    (0.14)               $     0.16
                                            ==========                ==========   ==========                ==========

Basic average shares outstanding                 1,661                     1,661          887                     1,641
                                            ==========                ==========   ==========                ==========
Diluted (loss) earnings per share           $    (1.99)               $     0.08   $    (0.14)               $     0.15
                                            ==========                ==========   ==========                ==========

Diluted average shares outstanding               1,661                     1,674          887                     1,684
                                            ==========                ==========   ==========                ==========

Diluted cash earnings per share                                       $     0.29                             $     0.32
                                                                      ==========                             ==========

(1) The consolidated pro forma normalized statements give retroactive effect as though the merger of Qwest and U S WEST had occurred as of the beginning of the periods presented. Shares outstanding and earnings per share have been restated to give retroactive effect to the exchange ratio resulting from the Merger. In addition, results have been adjusted to eliminate the impacts of non-recurring items, such as merger costs, a depreciation adjustment for access lines returned to service, gains/losses on the sale of investments, change in the market value of financial instruments, the write-down of investments, elimination of in-region long-distance activity, and a tax true-up on Merger- related expenses. The Merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to current presentation.

(2) Diluted cash earnings per share represent diluted earnings per share adjusted to add back the after-tax amortization of goodwill and other intangible assets resulting from the Merger.


                                                     ATTACHMENT D

                                        QWEST COMMUNICATIONS INTERNATIONAL INC.
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2) - PRO FORMA NORMALIZED
                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                      (UNAUDITED)


                                                     Six Months Ended                      Six Months Ended
                                                       June 30, 2001                         June 30, 2000
                                           ------------------------------------   ------------------------------------
                                              As        Pro Forma    Pro Forma       As        Pro Forma    Pro Forma
                                            Reported    Normalized   Normalized    Reported    Normalized   Normalized
                                            Results     Adjustments   Results      Results     Adjustments   Results
----------------------------------------   ----------   ----------   ----------   ----------   ----------   ----------
OPERATING REVENUES
Commercial services                        $    5,647   $       --   $    5,647   $    2,459   $    2,001   $    4,460
Consumer and small business services            3,392           --        3,392        2,972          343        3,315
Directory services                                690           --          690          678           --          678
Switched access services                          544           --          544          718           --          718
                                           ----------   ----------   ----------   ----------   ----------   ----------
Total operating revenues                       10,273           --       10,273        6,827        2,344        9,171

OPERATING EXPENSES
Cost of services                                3,646           --        3,646        1,695        1,324        3,019
Selling, general and administrative             2,601           --        2,601        2,066          568        2,634
                                           ----------   ----------   ----------   ----------   ----------   ----------
EBITDA                                          4,026           --        4,026        3,066          452        3,518

Depreciation                                    1,697           --        1,697        1,186           89        1,275
Depreciation adjustment for access
lines returned to service                         222         (222)          --           --           --           --
Goodwill and other intangible
amortization                                      711           --          711           --          634          634
Merger-related and other one-time
charges                                           624         (624)          --          306         (306)          --
                                           ----------   ----------   ----------   ----------   ----------   ----------
Operating income                                  772          846        1,618        1,574           35        1,609

OTHER EXPENSE/(INCOME)
Interest expense                                  681           --          681          418           75          493
Change in market value of financial
instruments                                        --           --           --          768         (768)          --
Gain on sales of rural exchanges                  (50)          50           --           --           --           --
Gain on sales of investments                       --           --           --          (79)          79           --
Investment write-downs                          3,247       (3,247)          --           --           --           --
Other expense - net                                34           --           34           14            5           19
                                           ----------   ----------   ----------   ----------   ----------   ----------
Total other expense - net                       3,912       (3,197)         715        1,121         (609)         512

                                           ----------   ----------   ----------   ----------   ----------   ----------
(Loss) income before income taxes and
extraordinary item                             (3,140)       4,043          903          453          644        1,097

Income tax provision                              147          410          557          170          433          603
                                           ----------   ----------   ----------   ----------   ----------   ----------
Net (loss) income before extraordinary
item                                       $   (3,287)  $    3,633   $      346   $      283   $      211   $      494
                                           ----------   ----------   ----------   ----------   ----------   ----------
Extraordinary item - early retirement of
debt, net of tax                                  (65)          65           --           --           --           --

                                           ----------   ----------   ----------   ----------   ----------   ----------
NET (LOSS) INCOME                          $   (3,352)  $    3,698   $      346   $      283   $      211   $      494
                                           ==========   ==========   ==========   ==========   ==========   ==========

Basic (loss) earnings per share            $    (2.02)               $     0.21   $     0.32                $     0.30
                                           ==========                ==========   ==========                ==========

Basic average shares outstanding                1,659                     1,659          882                     1,635
                                           ==========                ==========   ==========                ==========
Diluted (loss) earnings per share          $    (2.02)               $     0.21   $     0.32                $     0.29
                                           ==========                ==========   ==========                ==========

Diluted average shares outstanding              1,659                     1,674          895                     1,681
                                           ==========                ==========   ==========                ==========

Diluted cash earnings per share                                      $     0.59                             $     0.63
                                                                     ==========                             ==========

(1) The consolidated pro forma normalized statements give retroactive effect as though the merger of Qwest and U S WEST had occurred as of the beginning of the periods presented. Shares outstanding and earnings per share have been restated to give retroactive effect to the exchange ratio resulting from the Merger. In addition, results have been adjusted to eliminate the impacts of non-recurring items, such as merger costs, a depreciation adjustment for access lines returned to service, gains/losses on the sale of investments, change in the market value of financial instruments, the write-down of investments, elimination of in-region long-distance activity, and a tax true-up on Merger-related expenses. The Merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to current presentation.

(2) Diluted cash earnings per share represent diluted earnings per share adjusted to add back the after-tax amortization of goodwill and other intangible assets resulting from the Merger.

                                  ATTACHMENT E

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                           SELECTED CONSOLIDATED DATA
                                    2000-2001

                                                     As of and for the
                                                     Three Months Ended
                                                          June 30,
                                                   -----------------------        %
                                                      2001         2000        Change
                                                   ----------   ----------   ----------
DSL (in 14-state region):
  Subscribers (thousands)                                 360          175        105.7
  DSL equipped central offices                            303          277          9.4
  Subscribers per equipped central office               1,187          633         87.5

Wireless/PCS:
  Revenues (millions)                              $      181   $      120         50.8
  Subscribers (thousands)                               1,002          653         53.4
  ARPU (dollars)                                   $       52   $       55         (5.5)
  Penetration                                            5.26%        4.33%        21.5

Capital expenditures (millions)                    $    2,616   $    2,521          3.8

Access lines (thousands):
  Business                                              6,252        5,973          4.7
  Consumer                                             11,788       11,980         (1.6)
                                                   ----------   ----------   ----------
      Total access lines                               18,040       17,953          0.5
                                                   ==========   ==========   ==========

Voice grade equivalent access lines (thousands):
  Business                                             39,261       27,648         42.0
  Consumer                                             12,786       12,424          2.9
                                                   ----------   ----------   ----------
      Total voice grade equivalents                    52,047       40,072         29.9
                                                   ==========   ==========   ==========

                                  ATTACHMENT F

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                                  June 30,     December 31,
                                                                    2001          2000
----------------------------------------------------             ----------    ----------
                     ASSETS

Current assets:
Cash and cash equivalents                                        $      516    $      154
Accounts receivable - net                                             4,842         4,235
Inventories and supplies                                                352           275
Prepaid and other                                                       707           535
                                                                 ----------    ----------
    Total current assets                                              6,417         5,199

Property, plant and equipment - net                                  29,050        25,760
Investments                                                           1,571         8,186
Goodwill and intangibles - net                                       34,688        32,327
Other assets - net                                                    2,180         2,029
                                                                 ----------    ----------

    Total assets                                                 $   73,906    $   73,501
                                                                 ==========    ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                                            $    5,859    $    3,645
Accounts payable                                                      2,426         2,049
Accrued expenses                                                      3,272         3,806
Advance billings and customer deposits                                  383           393
                                                                 ----------    ----------
    Total current liabilities                                        11,940         9,893


Long-term borrowings                                                 17,575        15,421
Post-retirement and other post-employment
   benefit obligations                                                2,927         2,735
Deferred taxes, credits and other                                     4,178         4,148

Stockholders' equity                                                 37,286        41,304
                                                                 ----------    ----------

    Total liabilities and stockholders' equity                   $   73,906    $   73,501
                                                                 ==========    ==========

                                  ATTACHMENT G

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                                     Six Months Ended
                                                                         June 30,
                                                                 -----------------------
                                                                    2001         2000
                                                                 ----------   ----------
Cash provided by operating activities                            $    2,307   $    1,799

INVESTING ACTIVITIES
Expenditures for property, plant and equipment                       (5,559)      (2,702)
Proceeds from sale of Global Crossing Ltd. common stock                  --        1,140
Cash from acquisition                                                    --          407
Other                                                                    91         (206)
                                                                 ----------   ----------
Cash used for investing activities                                   (5,468)      (1,361)
                                                                 ----------   ----------

FINANCING ACTIVITIES
Net proceeds from current borrowings                                  2,296           89
Proceeds from issuance of long-term borrowings - net                  3,238          992
Repayments of long-term borrowings                                   (1,102)        (270)
Costs relating to the early retirement of debt                         (106)          --
Proceeds from issuances of common stock                                 280          115
Repurchase of stock                                                  (1,000)          --

    Dividends paid on common stock                                      (83)        (542)
                                                                 ----------   ----------
Cash provided by financing activities                                 3,523          384
                                                                 ----------   ----------


CASH AND CASH EQUIVALENTS
Increase                                                                362          822
Beginning balance                                                       154           78
                                                                 ----------   ----------
Ending balance                                                   $      516   $      900
                                                                 ==========   ==========

(1) The condensed consolidated statements of cash flows reflect the cash flow activities for the merged Qwest entity for the six months ended June 30, 2001. For the six months ended June 30 ,2000, the amounts reflect the cash flow activities for U S WEST, Inc. only (the accounting acquirer in the Merger).